UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 23, 2014

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1140 Spectrum, Irvine, CA 92618
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 23, 2014, New Western Energy Corporation ("New Western" or the "Company"), New Western Energy Merger Corp., a wholly owned subsidiary of New Western ("Merger Sub") and Legend Oil and Gas Ltd. ("Legend"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Legend (the "Merger"), with Legend continuing as the surviving corporation and as a wholly-owned subsidiary of New Western .

Under the terms of the Merger Agreement, at the Closing Date, based on 122,602,418 shares of Legend common stock to be outstanding, New Western shall deliver one (1) share of its common stock for every three (3) outstanding shares of Legend common stock, or an aggregate of 40,867,474 shares of New Western common stock, subject to adjustment, to the current stockholders of Legend. The parties expect the Merger to be completed during the second quarter of 2014. Closing of the Merger is subject to approval of Legend’s stockholders as well as a number of other customary closing conditions, including filings with the State of Nevada and Colorado and the Securities and Exchange Commission (“SEC”). Under the terms of the Merger Agreement New Western has also agreed to prepare and file with the SEC a registration Statement on Form S-4 relating to the shares of New Western Common stock to be issued to the Legend stockholders pursuant to the terms of the Merger Agreement.

The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference in its entirety. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between New Western and Legend instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of New Western, Merger Sub, Legend or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure

On January 24, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
* 2.1	Agreement and Plan of Merger, dated as of January 23, 2014, by and among New Western Energy Corporation, New Western Energy Merger Corp. and Legend Oil and Gas, Ltd.

99.1	News Release dated January 24, 2014.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation
Date: January 27, 2014	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

* 2.1	Agreement and Plan of Merger, dated as of January 23, 2014, by and among New Western Energy Corporation, New Western Energy Merger Corp. and Legend Oil and Gas, Ltd.

99.1	News Release dated January 24, 2014.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.